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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                              ----------------------

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 29, 1999


                                    POWER-ONE, INC.
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                  (Exact name of registrant as specified in its charter)

              DELAWARE                   0-29454                77-0420182
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   (State or other jurisdiction of     (Commission          (I.R.S. Employer
    incorporation or organization)      File number)         Identification No.)

       740 CALLE PLANO, CAMARILLO, CA                                 93012
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   (Address of principal executive offices)                         (Zip code)

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (805) 987-8741

                                        NOT APPLICABLE
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(Former name, former address and former fiscal year, if changed since last report)

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                                       2

Item 2 - Acquisition or Disposition of Assets

     Effective January 29, 1999, pursuant to the terms and conditions of an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 7, 1999, among Power-One, Inc., a Delaware corporation (the "Company"), Power-One Acquisition Corporation, a Massachusetts corporation and wholly owned subsidiary of the Company (the "Acquisition Corp."), and International Power Devices, a Massachusetts corporation ("IPD"), Acquisition Corp. was merged with and into IPD, with IPD being the surviving corporation. The Company acquired all of the issued and outstanding capital stock of IPD for approximately $31.8 million, including assumption of certain capitalized lease obligations and other indebtedness of IPD. The Company placed $3.6 million of the purchase price in an escrow to fund possible indemnification claims under the Merger Agreement. In addition, the Company may pay up to $13 million earnout consideration to IPD's stockholders based upon IPD's attaining certain defined operational performance objectives through March 31, 2000. In a separate transaction, the Company has agreed to acquire IPD's manufacturing facility from a separate partnership for its appraised value, which is anticipated to be approximately $4-$5 million.

     The purchase price was negotiated at arms-length with IPD, which had no prior relationship with the Company. The Company was advised by an independent investment banking firm.

     The source of funds for the acquisition was a combination of the Company's available cash, as well as advances totaling $29 million under its existing credit facility with NationsBank, N.A., as the administrative lender.

     IPD, a Boston-based company, is a leading supplier of over 1,000 high-density and general-purpose DC/DC converters and ring generators which it distributes primarily throughout North America. IPD's major customers include Cisco, Bay Networks, Nortel and Hewlett-Packard. As part of the acquisition, the Company acquired IPD's 49% ownership position in Shenzhen SED-IPD International Electronic Device Co., Ltd., a joint venture based in Shenzhen, China.

Item 7 - Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K as soon as practicable but not later than 60 days after this report is required to be filed.

(b) Pro forma financial information.

     As of the date of filing of this Current Report on Form 8-K, it is also impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K as soon as practicable but not later than 60 days after this report is required to be filed

(c) Exhibits

     The exhibits listed below are filed as part of, or incorporated by reference, into this report.

    EXHIBIT NO.       DESCRIPTION
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       2.1            Agreement and Plan of Merger dated as of January 7,
                      1999, by and among Power-One, Inc., Power-One Acquisition
                      Corporation, and International Power Devices, Inc.

The Registrant undertakes to furnish supplementally to the Commission, upon request, a copy of any Exhibit or Schedule to the Merger Agreement.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 9, 1999               Power-One, Inc.

                                       By:  /s/ STEVEN J. GOLDMAN
                                          ------------------------------
                                          Steven J. Goldman
                                          Chairman of the Board, Chief Executive
                                          Officer and President


                                       By:  /s/ EDDIE K. SCHNOPP
                                          -------------------------------
                                          Eddie K. Schnopp
                                          Vice President, Finance and Logistics,
                                          Chief Financial Officer and Secretary